Selected Consolidated Financial Data
Balance Sheet Data:
dollars in thousands		 Jun 30,  Mar 31,   Dec 31,    Sep 30,	 Jun 30,
				 2009	  2009	    2008       2008	 2008
Cash and cash equivalents	 $19,819  $11,340   $11,001    $ 9,819	 $14,810
Securities available for sale	 131,329  127,718   127,248	98,382    93,463
Loans, net			 178,135  179,515   179,831    198,023   189,053
Deposits			 278,833  265,060   263,642    251,010   249,184
Repurchase agreements		   6,799    8,122    10,469 	11,090     9,710
Federal Home Loan Bank advances	  24,000   25,000    21,000	21,000    21,000
Shareholders' equity	          37,861   37,766    36,881	34,862    34,418
Total assets	                 351,226  339,530   338,002    325,381   317,769


Income Statement Data:				 Six Months ended
dollars in thousands, except per		Jun 30,	      Jun 30,
  share data					2009	      2008	 Change

Interest income					$8,360	      $8,466       (1.3)%
Interest expense				 2,351	       2,959      (20.5)%
Net interest income				 6,009 	       5,507        9.1 %
Provision for loan losses		 	   351      	 258       36.0 %
Net interest income after provision for
  loan losses					 5,658         5,249        7.8 %
Noninterest income				 1,398         1,109       26.1 %
Noninterest expense		                 5,680	       5,013       13.3 %
Income before income taxes		         1,376 	       1,345        2.3 %
Income taxes		                           349 	         340        2.6 %
Net income					$1,027	      $1,005        2.2 %
Earnings per share, basic and diluted		 $0.47 	       $0.46        2.2 %
Weighted average shares outstanding	     2,202,368	   2,204,068

Income Statement Data:				 Three Months ended
dollars in thousands, except per		Jun 30,	      Jun 30,
  share data					2009	      2008	 Change

Interest income					$4,152	      $4,196       (1.0)%
Interest expense				 1,136	       1,433      (20.7)%
Net interest income				 3,016 	       2,763        9.2 %
Provision for loan losses		 	   228      	  71      221.1 %
Net interest income after provision for
  loan losses					 2,788         2,692        3.6 %
Noninterest income				   753    	 517       45.6 %
Noninterest expense		                 2,945	       2,524       16.7 %
Income before income taxes		           596 		 685      (13.0)%
Income taxes		                           142 	         171      (17.0)%
Net income					 $ 454	       $ 514      (11.7)%
Earnings per share, basic and diluted            $0.21 	       $0.23       (8.7)%
Weighted average shares outstanding	     2,202,368	   2,202,368


Quarterly Earnings Summary
Previous Eight Quarters:
dollars in thousands, except per
  share data
					Jun 	  Mar	     Dec	Sep
					2009	  2009	     2008       2008
Interest income	 	            	$4,152	  $4,208     $4,311     $4,294
Interest expense		         1,136	   1,215      1,375      1,451
Net interest income			 3,016     2,993      2,936      2,843
Provision for loan losses		   228       123         98        126
Net interest income after provision for
  loan losses		             	 2,788 	   2,870      2,838      2,717
Noninterest income		           753       645        609        615
Noninterest expense		         2,945     2,735      2,606      2,554
Income before income taxes		   596	     780        841        778
Income taxes		                   142	     207        226        204
Net income		                  $454      $573       $615       $574
Earnings per share, basic and diluted    $0.21     $0.26      $0.28      $0.26
Cash dividends per share		 $0.08     $0.08      $0.16      $0.16
Weighted average shares outstanding  2,202,368 2,202,368  2,202,368  2,202,368

					Jun	    Mar	       Dec       Sep
	                       		2008	    2008       2007      2007
Interest income		                $4,196      $4,270     $4,441  	 $4,497
Interest expense		         1,433       1,526      1,718     1,756
Net interest income		         2,763       2,744      2,723     2,741
Provision for loan losses		    71 	       187        120  	      -
Net interest income after provision for
  loan losses		                 2,692       2,557      2,603     2,741
Noninterest income		           517	       592        602	    553
Noninterest expense		         2,524       2,489      2,387     2,620
Income before income taxes		   685	       660	  818	    674
Income taxes		                   171         169	  215	    167
Net income		                  $514        $491	 $603      $507
Earnings per share, basic and diluted    $0.23       $0.22      $0.27     $0.23
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,202,368   2,205,787  2,222,115 2,234,488